DYNAVAX TECHNOLOGIES

2929 Seventh Street, Suite 100 Berkeley, CA 94710

Contact

Deborah A. Smeltzer

VP Operations & Chief Financial Officer

Phone: (510) 665-7222

Email: dsmeltzer@dynavax.com

DYNAVAX ANNOUNCES SECOND QUARTER 2008 FINANCIAL RESULTS

Revenues Increase for Quarter, Per Share Net Loss Narrows

BERKELEY, Calif. - August 5, 2008 - Dynavax Technologies Corporation (Nasdaq: DVAX) today reported financial results for the second quarter and six months ended June 30, 2008.

As of June 30, 2008, Dynavax reported cash, cash equivalents, marketable securities and investments held by Symphony Dynamo, Inc. (SDI) totaling $63.1 million. This compares to $88.2 million at December 31, 2007.

For the second quarter 2008, total revenues were $10.0 million, compared to $1.8 million reported for the second quarter in 2007. Revenues for the six months ended 2008 were $16.3 million, compared to $3.8 million for the same period in 2007. The increase in revenues for the second quarter and year-to-date reflects research and development funding under our collaboration with Merck & Co. Inc. (Merck) for HEPLISAVTM, our hepatitis B vaccine product candidate. The reported revenues do not include collaboration funding from Symphony Dynamo Inc. (SDI) for cancer and HCV clinical activities. On a pro forma basis, including the collaboration funding from SDI, revenues were $11.4 million and $19.3 million for the three and six months ended June 30, 2008, respectively, compared to $4.9 million and $10.4 million for the same periods in 2007.

For the second quarter 2008, total operating expenses were $16.6 million, compared to $23.6 million for the second quarter in 2007. Operating expenses for the six months ended 2008 were $36.5 million, compared to $41.7 million for the same period in 2007. The decline in operating expenses for the second quarter and year-to-date resulted primarily from a reduction in clinical development costs. The operating expenses in 2007 also included a one-time license payment for the commercialization of HEPLISAV. Excluding the one-time and other non-cash charges for stock-based compensation and amortization of intangible assets, pro forma operating expenses were $15.6 million and $34.6 million for the three and six months ended June 30, 2008, respectively, compared to $17.7 million and $34.7 million for the same periods in 2007.

The tables included as part of this press release provide a reconciliation of GAAP revenues and operating expenses to pro forma revenues and operating expenses.

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The net loss of $6.1 million, or $0.15 per share, reported for the second quarter 2008 improved from the net loss of $17.7 million, or $0.45 per share, for the same period in 2007. The net loss of $18.5 million, or $0.47 per share, reported for the six months ended 2008 was also significantly less than the net loss of $30.8 million, or $0.78 per share, for the same period in 2007. For the second quarter and year-to-date, the improvement in net loss reflected the increase in revenues, in particular, revenue associated with the Merck collaboration.

Webcast Today

Dynavax will webcast a discussion of the HEPLISAV Phase 3 data announced today along with the company's second quarter 2008 financial results on Tuesday, August 5, 2008 at 4:30 p.m. Eastern Daylight Time / 1:30 p.m. Pacific Daylight Time. The webcast can be accessed on Dynavax's website at http://investors.dynavax.com/events.cfm. A telephonic replay of the discussion will be available through August 19, 2008 by dialing 1-888-203-1112, access code: 4643391. International callers can dial 1-719-457-0820, access code: 4643391.

About Dynavax

Dynavax Technologies Corporation discovers, develops, and intends to commercialize innovative TLR9 agonist-based products to treat and prevent infectious diseases, allergy, cancer, and chronic inflammatory diseases using versatile, proprietary approaches that alter immune system responses in highly specific ways. Our TLR9 agonists are based on immunostimulatory sequences, or ISS, which are short DNA sequences that enhance the ability of the immune system to fight disease and control chronic inflammation. Our clinical product candidates include: HEPLISAV, a hepatitis B vaccine partnered with Merck & Co., Inc.; a therapy for metastatic colorectal cancer; and therapies for hepatitis B and C. Our preclinical asthma and COPD program is partnered with AstraZeneca. The NIH partially funds our preclinical universal influenza vaccine program that is being coordinated with Novartis. Symphony Dynamo Inc. (SDI) funds our colorectal cancer and hepatitis C therapeutic programs. While the NIH and SDI provide program support, Dynavax has retained rights to seek strategic partners for future development and commercialization. For more information, please visit http://www.dynavax.com.

Forward-looking Statements

This press release contains forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including difficulties or delays in development, initiation and completion of clinical trials, the results of clinical trials and the impact of those results on the initiation and completion of subsequent trials and issues arising in the regulatory process; achieving our Merck collaborative agreement objectives, resuming development and obtaining regulatory approval for HEPLISAV; continuation of our third party collaboration and funding arrangements; the scope and validity of patent protection and the possibility of claims against us based on the patent rights of others; our ability to obtain additional financing to support our operations; and other risks detailed in the "Risk Factors" section of our Quarterly Report on Form 10-Q. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

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DYNAVAX TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Collaboration revenue	$ 7,701	$ 752	$ 13,475	$ 1,499
Grant revenue	1,122	587	1,446	1,715
Service and license revenue	1,155	461	1,371	570
Total revenues	9,978	1,800	16,292	3,784

Operating expenses:
Research and development (2)	12,946	19,164	28,066	32,796
General and administrative (3)	3,420	4,206	7,991	8,386
Amortization of intangible assets	245	252	490	503
Total operating expenses (1)	16,611	23,622	36,547	41,685

Loss from operations	(6,633)	(21,822)	(20,255)	(37,901)

Interest and other income, net	405	1,118	1,376	2,119
Interest expense	(1,340)	(37)	(2,684)	(65)

Loss including noncontrolling interest in Symphony Dynamo, Inc. (SDI).	(7,568)	(20,741)	(21,563)	(35,847)

Amount attributed to noncontrolling interest in SDI	1,489	3,037	3,055	5,053

Net loss	$ (6,079)	$ (17,704)	$ (18,508)	$ (30,794)

Basic and diluted net loss per share	$ (0.15)	$ (0.45)	$ (0.47)	$ (0.78)
Shares used to compute basic and diluted net loss per share	39,806	39,741	39,795	39,734
  Total operating expenses excluding non-cash stock-based compensation charges are $15.8 million and $35.1 million for the three and six months ended June 30, 2008, respectively. Total operating expenses excluding non-cash stock-based compensation charges are $22.9 million and $40.2 million for the three and six months ended June 30, 2007, respectively.
  Research and development expenses included non-cash stock-based compensation charges of $0.4 million and $0.6 million for the three and six months ended June 30, 2008, respectively. Research and development expenses included non-cash stock-based compensation charges of $0.3 million and $0.5 million for the three and six months ended June 30, 2007, respectively.
  General and administrative expenses included non-cash stock-based compensation charges of $0.4 million and $0.9 million for the three and six months ended June 30, 2008, respectively. General and administrative expenses included non-cash stock-based compensation charges of $0.4 million and $1.0 million for the three and six months ended June 30, 2007, respectively.

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DYNAVAX TECHNOLOGIES CORPORATION

RECONCILIATION OF GAAP REVENUES TO PRO FORMA REVENUES

(In thousands)

(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

GAAP revenues	$ 9,978	$ 1,800	$ 16,292	$ 3,784
ADD: Collaboration funding incurred under SDI programs	1,432	3,136	2,963	6,632
Pro forma revenues (1)	$ 11,410	$ 4,936	$ 19,255	$ 10,416
  These pro forma amounts are intended to illustrate the Company's revenues to be inclusive of collaboration funding provided for the SDI programs. The collaboration funding is reflected in the amount attributed to the noncontrolling interest in SDI in the Company's consolidated statement of operations, but would have been reported as revenue if SDI's results of operations were not consolidated with those of the company. Management of the company believes the pro forma results are a more useful measure of the Company's revenues because it provides investors the ability to evaluate the Company's operations in the manner that management uses to assess the continued progress of programs funded under the SDI arrangement. These pro forma results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

  DYNAVAX TECHNOLOGIES CORPORATION

  RECONCILIATION OF GAAP OPERATING EXPENSES TO PRO FORMA OPERATING EXPENSES

  (In thousands)

  (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

GAAP operating expenses	$ 16,611	$ 23,622	$ 36,547	$ 41,685
LESS: Stock-based compensation expense	775	689	1,436	1,497
Licensing fee	-	5,000	-	5,000
Amortization of intangible assets	245	252	490	503
Pro forma operating expenses (2)	$ 15,591	$ 17,681	$34,621	$ 34,685
  These pro forma amounts are intended to illustrate the Company's operating expenses excluding certain non-cash charges in accordance with the financial statements that management uses to evaluate the Company's operations. These pro forma results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

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DYNAVAX TECHNOLOGIES CORPORATION

SELECTED BALANCE SHEET DATA

(In thousands)
	June 30,	December 31,
	2008	2007
Assets	(unaudited)
Cash and cash equivalents and marketable securities (1)	$ 63,115	$ 88,248
Property and equipment, net	11,165	7,314
Goodwill	2,312	2,312
Other intangible assets, net	2,749	3,239
Other assets	17,597	19,336
Total assets	$ 96,938	$ 120,449

Liabilities, noncontrolling interest and stockholders' equity
Current liabilities	$ 15,442	$ 19,904
Noncurrent portion of deferred revenue	39,785	40,792
Liability from Program Option exercised under the SDI collaboration	15,000	15,000
Other long-term liabilities	7,611	5,622
Noncontrolling interest in SDI.	5,286	8,341
Stockholders' equity	13,814	30,790
Total liabilities, noncontrolling interest and stockholders' equity	$ 96,938	$ 120,449
  These amounts include investments held by SDI of $28.0 million and $31.6 million as of June 30, 2008 and December 31, 2007, respectively.

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